                                                                  Exhibit 11.2
                                  PSINet Inc.
                               and Subsidiaries

                  Calculation of Loss per Share (Unaudited) (1)

                                                                                                NINE MONTHS ENDED
                                                                                                SEPTEMBER 30, 1997
                                                                                                ------------------
Weighted average shares outstanding:
Common stock:
    Shares outstanding at beginning of period.................................................         40,113,234
    Weighted average shares issued during the nine months ended September 30, 1997
    (245,972 shares)..........................................................................            150,385
                                                                                                ------------------
                                                                                                       40,263,619
                                                                                                ------------------
                                                                                                ------------------
Net loss......................................................................................   $    (31,265,000)
                                                                                                ------------------
                                                                                                ------------------
Loss per share (unaudited)....................................................................   $          (0.78)
                                                                                                ------------------
                                                                                                ------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

(1) For a discussion of loss per share, see Note 2 of the Notes to the Consolidated Financial Statements.